power of attorney
Know by all these present, that the undersigned hereby
constitutes and appoints each of Kimberly R. Frye and
Robert B. Rapfogel, signing singly, the undersigned's
true and lawful attorney-in-fact to:
execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director
of Key Energy Services, Inc. (the "Company"), Forms 3,
4, and 5 (collectively, "Section 16 Reports") in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any Section 16 Reports, complete
and execute any amendments thereto, and timely file
such form with the United States Securities and
Exchange Commission and any stock exchange or similar
authority; and
take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to Kimberly R. Frye and
Robert B. Rapfogel, each such attorney-in-fact, full
power and authority to do and perform any and every
act and thing whatsoever requisite, necessary, or
proper to be done in the exercise of any of the rights
and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do if
personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that
such attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause
to be done by virtue of this power of attorney and the
rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act
of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Section 16 Reports with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 5th day of
May, 2009.
/s/ KEVIN P. COLLINS
Signature

Kevin P. Collins